Exhibit 99.1

UNION PACIFIC UPDATES EARNINGS OUTLOOK

High-Fuel Costs Reduce Quarterly Earnings

FOR IMMEDIATE RELEASE:

Omaha, Neb., December 19, 2007 – Union Pacific Corporation (NYSE:UNP) today announced that fourth quarter 2007 earnings are expected to be reduced by approximately $0.20 per diluted share, primarily reflecting rapidly rising diesel fuel costs and the corresponding lag in fuel surcharge recoveries. The Company has also been experiencing softer than anticipated volumes in recent weeks, which are largely related to recent weather events. As a result, the Company is now forecasting fourth quarter 2007 earnings in the range of $1.70 to $1.80 per diluted share, a reduction from the original forecast of $1.90 to $2.00 per diluted share. Full year 2007 earnings expectations are similarly impacted and are now in the range of $6.76 to $6.86 per diluted share, a more than 14 percent increase versus 2006 earnings of $5.91 per diluted share.

Fourth quarter 2007 diesel fuel costs should average roughly $2.60 per gallon. This would be a 34 percent increase from last year’s fourth quarter level. Diesel fuel costs averaged $2.43 per gallon in the month of October, increased to an average of $2.66 per gallon in November and are expected to be over $2.70 per gallon in December.

The Company’s fuel costs for the fourth quarter 2007 are expected to be over $200 million higher than the fourth quarter a year ago. In November and December alone, fuel costs will be approximately $65 million higher than originally anticipated. However, the fuel surcharges on these higher costs will not be recovered until 2008. On average, there is a two month lag in the Company’s fuel surcharge programs between diesel fuel expense and surcharge recovery.

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“During our October 18th earnings release conference call, we cautioned investors that if fuel costs continued to rise, our financial guidance targets would be at risk,” said Rob Knight, Executive Vice President Finance and Chief Financial Officer. “Fourth quarter earnings will clearly be impacted by the combination of steep fuel cost increases and the recovery delay inherent in the surcharge programs.”

In addition, a recent unanticipated decline in volumes, which is largely the result of severe winter storms in December, has increased pressure on earnings. Carloadings in the past two weeks are about three percent lower than last year’s level, in contrast to the two percent year-over-year volume increase in the first two months of the fourth quarter. The Company now expects fourth quarter volume growth to be similar to third quarter 2007 growth of nearly one percent.

“Given the ongoing economic uncertainty, lingering weather challenges and the year-end holidays, it’s difficult to estimate volume growth in these last few weeks of the year,” said Jim Young, Chairman and Chief Executive Officer. “Despite these near-term challenges, Union Pacific’s long-term opportunities remain strong as our productivity and service initiatives continue to gain momentum.”

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical

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power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is James Barnes at 402-544-3560.

This press release contains statements about the Corporation’s future that are not statements of historical fact, including specifically statements regarding the Corporation’s expectations with respect to its earnings and the actual cost of diesel fuel through the end of the fourth quarter; expectations with respect to fourth quarter volume growth; management’s outlook on the economy and the long-term opportunities for the Corporation; and the impact of productivity and service initiatives on the Corporation’s operations and financial returns. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2006, which was filed with the SEC on February 23, 2007. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.